Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the report of ProUroCare Medical Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Carlson, Chief Executive Officer of the Company, and I, Richard B. Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(a)            the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard C. Carlson

Richard C. Carlson
Chief Executive Officer
March 31, 2007

/s/ Richard. B. Thon

Richard B. Thon
Chief Financial Officer
March 31, 2008